Registration No. 33-

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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                             ----------------

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                             ----------------

                              OMNICARE, INC.
          (Exact name of registrant as specified in its charter)

                             ----------------


          Delaware                                31-1001351
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification No.)


                2800 Chemed Center, 255 East Fifth Street,
                  Cincinnati, Ohio 45202; (513) 762-6666
                     (Address, including zip code, and
                  telephone number, including area code,
               of registrant's principal executive offices)


         Cheryl D. Hodges, 2800 Chemed Center, 255 E. Fifth Street
                  Cincinnati, Ohio 45202; (513) 762-6666
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                Copies to:

                              Robert Rosenman
                          Cravath, Swaine & Moore
                    Worldwide Plaza, 825 Eighth Avenue
                         New York, New York 10019

     Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment, please check the following box: |X|

                        ---------------------------

                      CALCULATION OF REGISTRATION FEE
================================================================================
                                                   Proposed
                                   Proposed        Maximum
Title of Each Class   Amount       Maximum         Aggregate
of Securities to be   to be        Offering Price  Offering       Amount of
   Registered        Registered    Per Share (2)   Price (2)   Registration Fee
- --------------------------------------------------------------------------------
Common Stock.... 440,000 shares(1)   $23.5625      $10,367,500     $3,575
================================================================================
(1) Includes 220,000 shares issuable upon a two-for-one split of the Common
    Stock to take effect on June 21, 1995.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the closing price of the Common Stock on the New York Stock Exchange Composite Tape on May 26, 1995. For purposes of calculating the registration fee, the closing price of the Common Stock has been divided by two to adjust for a two-for-one split to take effect on June 21, 1995.

                        ---------------------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a)
of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              OMNICARE, INC.

                               COMMON STOCK

          This Prospectus covers the offering for resale of 440,000 shares (the "Shares") of Common Stock of Omnicare, Inc. ("Omnicare" or the "Company") by Gary W. Kadlec (the "Selling Stockholder"), who acquired the Shares in connection with the acquisition by Omnicare of all of the outstanding stock of Specialized Pharmacy Services, Inc., a Michigan corporation ("SPS"). Omnicare will not receive any proceeds from the sale of the Shares covered by this Prospectus.

          The Common Stock is listed on the New York Stock Exchange under the symbol OCR.

          The Shares covered by this Prospectus may be offered for sale from time to time on the New York Stock Exchange or otherwise, at prices then obtainable. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act of 1933 (the "Act"). See "Plan of Distribution".

          Certain persons who sell the Shares covered by this Prospectus, and any broker or dealer to or through whom any such person shall sell such securities, may be deemed to be underwriters within the meaning of the Act with respect to the sale of such securities.
                            -------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                  STATE SECURITIES COMMISSION NOR HAS THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY
                  STATE SECURITIES COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                  ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.
                            -------------------

          The date of this Prospectus is [   ], 1995

          NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN
AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION WITHIN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           AVAILABLE INFORMATION

          Omnicare is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at prescribed rates at the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the New York Stock Exchange (Symbol: OCR), and reports and information concerning the Company can be inspected at such exchange, 20 Broad Street, New York, New York 10005.

          The Company has filed with the Commission a Registration Statement on Form S-3 under the Act with respect to the Common Stock offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices referred to above.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates in this Prospectus by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994,; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and (iii) the Company's Current Report on Form 8-K, filed [ ], 1995.

          All documents filed by the Company pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of this offering shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to Cheryl D. Hodges, Secretary, Omnicare, Inc., 2800 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4728, or telephone (513) 762-6666.


                                THE COMPANY

          Omnicare is a leading independent provider of pharmacy services to long-term care institutions such as nursing homes, retirement centers and other institutional health care facilities. The Company purchases, repackages and dispenses prescription and non-prescription medication, and provides computerized medical recordkeeping and third- party billing for patients in such facilities. The Company also provides consultant pharmacist services, including monthly patient drug therapy evaluations, monitoring the control, distribution and administration of drugs within the nursing facility and assistance in compliance with state and federal regulations. In addition, the Company provides ancillary services, such as infusion therapy, and distributes medical supplies to its client nursing homes. The Company, including SPS, provides these services to approximately 186,400 residents in approximately 2,050 nursing homes and other long-term care facilities in the States of Alabama, Idaho, Illinois, Indiana, Kansas, Kentucky, Massachusetts,
Michigan, Missouri, Montana, New York, Ohio, Oklahoma, Oregon, Washington and West Virginia.

          The Company's executive offices are located at 2800
Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4728, and its telephone number is (513) 762-6666.


                            SELLING STOCKHOLDER

          Gary W. Kadlec, the Selling Stockholder hereunder, acquired 440,000 shares of Common Stock in connection with Omnicare's acquisition of SPS. All of such Shares may be sold by the Selling
Stockholder hereunder.


                           PLAN OF DISTRIBUTION

          The Company is not aware of any plan of distribution with respect to Selling Stockholder. Distribution of the Shares by the Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the New York Stock Exchange,
(ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchange or in the over-the-counter market or (iv) in a combination of any such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom they may act as agent. Pursuant to the Acquistion Agreement dated May 15, 1995 between Omnicare and the Selling Stockholder, Omnicare has agreed to indemnify the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act.


                        DESCRIPTION OF COMMON STOCK

          The Common Stock has no preemptive rights and no redemption, sinking fund or conversion provisions. All shares of Common Stock have one vote on any matter submitted to the vote of stockholders. The Common stock does not have cumulative voting rights. Upon any liquidation of the Company, the holders of Common Stock are entitled to receive, on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock, if any. Holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor (subject to the prior rights of preferred stock, if any). All shares of Common Stock are fully paid and nonassessable. The Board of Directors, without further action by the stockholders, is authorized to issue preferred stock in one or more series and to designate as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution sinking fund terms, conversion rights, voting rights and any other preferences or special rights and qualifications.

          With certain exceptions, in the event another person owns
10% or more of the Company's stock entitled to vote, a majority of the shares not so owned is required to authorize (1) any merger of the Company with such person, (2) any sale, lease or other disposition of all or substantially all of the Company's assets to such person, (3) certain issuances and transfers of securities of the Company to such person. Directors may be removed without cause only by the affirmative vote of the holders of two-thirds of the Company's capital stock entitled to vote on the election of directors. The Board of Directors of the Company, when evaluating any offer of another person to make a tender or exchange offer, merge or purchase or otherwise acquire all or substantially all of the assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its stockholders, give due consideration to all relevant factors, including the social and economic effects on employees, customers, suppliers and other constituents of Omnicare and on the communities in which Omnicare operates or is located. The sections of the Company's Certificate of Incorporation described in this paragraph may not be altered, amended or repealed without approval of two-thirds of the outstanding shares of each class entitled to vote thereon as a class.


                                  EXPERTS

          The audited financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               LEGAL MATTERS

          The validity of the issuance of the Shares offered hereby has been passed upon for the Company by Thompson, Hine and Flory.

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

     The following is an itemized statement of the expenses (all but the SEC fees are estimates) in connection with the issuance of the Shares being registered hereunder. All such expenses will be borne by the Company.


     SEC Registration fees ................................ $ 3,575
     Legal fees and expenses .............................. $10,000
     Accounting fees and expenses ......................... $ 2,500
     Miscellaneous ........................................ $ 3,925

          Total ........................................... $20,000

Item 15. Indemnification of Directors and Officers

     The Certificate of Incorporation and Bylaws of Omnicare, and separate Indemnification Agreements, provide for the indemnification of each director and officer of Omnicare in connection with any claim, action, suit or proceeding brought or threatened by reason of his or her position with Omnicare. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits Omnicare to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

     The Corporation's directors and officers, are, in addition, insured against loss arising from any claim against them or a wrongful act or omission with certain exceptions and limitations.

Item 16. Exhibits.

     Each of the following Exhibits is filed or incorporated by reference in this Registration Statement.


Exhibit
Number                                    Description of Exhibit

  3(a)                        Restated Certificate of Incorporation of the
                              Company.*

  3(b) By-laws of the Company, as amended (incorporated by reference to Exhibit 3 of the Company's 1994 Annual Report on Form 10-K).

  5 Opinion of Thompson, Hine and Flory with respect to the legality of the securities being registered.*

  23(a)                       Consent of Price Waterhouse LLP.*

  23(b)                       Consent of Thompson, Hine and Flory (contained in
                              Exhibit 5).

  *Filed herewith.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 30th day of May, 1995.


                                   OMNICARE, INC.



                                   By: /s/ Joel F. Gemunder
                                      ---------------------------
                                      Joel F. Gemunder, President


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward L. Hutton, Joel F. Gemunder and Cheryl D. Hodges his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officers:


 /s/ Edward L. Hutton       Chairman and                          May 30, 1995
______________________      Director
Edward L. Hutton


 /s/ Joel F. Gemunder       President and                         May 30, 1995
______________________      Director
Joel F. Gemunder


Principal Financial and Accounting
Officer:


 /s/ Kurt H. Stump          Senior Vice                           May 30, 1995
_____________________       President and Chief
Kurt H. Stump               Financial Officer


Directors of the Company:



 /s/ Ronald K. Baur                                              May 30, 1995
- ---------------------
Ronald K. Baur


 /s/ Kenneth W. Chesterman                                       May 30, 1995
- ---------------------
Kenneth W. Chesterman


 /s/ Charles M. Erhart, Jr.                                      May 30, 1995
- ----------------------
Charles H. Erhart, Jr.


 /s/ Mary Lou Fox                                                May 30, 1995
- ---------------------
Mary Lou Fox


 /s/ Cheryl D. Hodges                                            May 30, 1995
- ---------------------
Cheryl D. Hodges

 /s/ Thomas C. Hutton                                            May 30, 1995
- ---------------------
Thomas C. Hutton

 /s/ Patrick E. Keefe                                             May 30, 1995
- ---------------------
Patrick E. Keefe


 /s/ Sandra E. Laney                                              May 30, 1995
- ---------------------
Sandra E. Laney


 /s/ Andrea R. Landell                                            May 30, 1995
- ---------------------
Andrea R. Lindell


 /s/ Sheldon Margen                                               May 30, 1995
- ---------------------
Sheldon Margen


 /s/ Kevin J. McNamara                                            May 30, 1995
- ---------------------
Kevin J. McNamara


 /s/ John M. Mount                                                May 30, 1995
- ---------------------
John M. Mount


 /s/ Timothy S. O'Toole                                           May 30, 1995
- ---------------------
Timothy S. O'Toole


 /s/ D. Walter Robbins, Jr.                                       May 30, 1995
- ---------------------
D. Walter Robbins, Jr.

                                                           Sequentially
Exhibit                                                      Numbered
Number       Description                                       Page



3(a)         Restated Certificate of
             Incorporation of the Company.<F1>



3(b)         By-laws of the Company, as
             amended (incorporated by
             reference to Exhibit 3 of the
             Company's 1994 Annual Report on
             Form 10-K).






5            Opinion of Thompson, Hine and
             Flory with respect to the
             legality of the securities being
             registered.<F1>





23(a)        Consent of Price
             Waterhouse LLP.<F1>



23(c)        Consent of Thompson, Hine and
             Flory (contained in Exhibit 5).


[FN]

<F1> Filed herewith.

                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                              OMNICARE, INC.


1.   The name of the corporation is OMNICARE, INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of
     Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust
     Company.

3. The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General
          Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is Forty-Five Million (45,000,000), of which Forty-Four Million (44,000,000)
     shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Forty-Four Million Dollars ($44,000,000), shall be common stock and of which One Million (1,000,000) shares, without par value, shall be preferred stock.

     Authority is hereby expressly granted to and vested in the Board of Directors at any time, or from time to time, to issue the preferred stock in one or more series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof the number of shares to be included in such series; the dividend rate; the redemption price or prices if any; the terms and conditions of the redemption of or purchase of the shares of such series; the terms and conditions on which such shares are convertible into common stock or any other securities, if they are convertible; and any and all other designations, preferences and relative, participating, optional, voting or other special rights and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter granted by the laws of the State of Delaware.

5. A. The name and mailing address of each incorporator is as follows:

          NAME                          MAILING ADDRESS

     K. L. Husfelt                      100 West Tenth Street
                                        Wilmington, Delaware 19801

     B. A. Schuman                      100 West Tenth Street
                                        Wilmington, Delaware 19801

     M. A. Ferrucci                     100 West Tenth Street
                                        Wilmington, Delaware 19801

     B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

          NAME                          MAILING ADDRESS

     E. L. Hutton                       1200 DuBois Tower
                                        Cincinnati, Ohio 45202

     W. F. Johnson                      1200 DuBois Tower
                                        Cincinnati, Ohio 45202

     J. L. Kenrich                      1200 DuBois Tower
                                        Cincinnati, Ohio 45202

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. A. Except as otherwise expressly provided in Clause B of this Paragraph 9:

     (i) any merger or consolidation of the Corporation with or into any other corporation;

     (ii) any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation to or with any other corporation, person or other entity;

     (iii) the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $5,000,000); or

     (iv) the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity for cash;

     shall require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by such other corporation, person or other entity if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered for the purposes of this Paragraph 9 as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

     B. The provisions of this Paragraph 9 shall not apply to any transaction described in clauses (i), (ii), (iii) or (iv) of Clause A of this Paragraph 9, (i) with another corporation if a majority, by vote, of the outstanding shares of all classes of capital stock of such other corporation entitled to vote generally in the election of Directors, considered for this purpose as one class, is owned of record or beneficially by the Corporation and/or its subsidiaries; (ii) with another corporation, person or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors; or (iii) approved by resolution unanimously adopted by the whole Board of Directors of the Corporation at any time prior to the consummation thereof.

     C. For the purposes of this Paragraph 9, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;
     or (ii) which are beneficially owned, directly or indirectly
     (including shares deemed owned through application of clause (i) above), by any other corporation, person or other entity with which it or its 'affiliate' or 'associate' (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or which is its 'affiliate' or 'associate' as those terms were defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on May 14, 1981. For the purposes of this Paragraph 9, the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses (i) and (ii) of this Clause C but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

     D. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Paragraph 9, on the basis of information then known to it, whether (i) any other corporation, person or other entity beneficially owns, directly or indirectly, 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, or is an 'affiliate' or 'associate' (as defined above) of another, (ii) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) assets or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation, have an aggregate fair market value of less than $5,000,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iv) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Paragraph 9.

10. A Director or the entire Board of Directors of the Corporation may be removed without cause only by the holders of two-thirds of the shares then entitled to vote at an election of Directors, notwithstanding any provision of the General Corporation Law of the State of Delaware which may provide for such action to be taken by the holders of a lesser percentage of such shares. For purposes of this Section, the term "cause" shall mean (i) negligence or misconduct in the performance of his duties to the Corporation by a Director if he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation; or
     (ii) the commission of an unlawful act by a Director which was committed in the capacity or a Director, officer, employee or agent of the Corporation provided he had reasonable cause to believe that his conduct was unlawful.

11. To the full extent permitted by the General Corporation Law of the State of Delaware, as amended or interpreted from time to time, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Article Eleven, nor the adoption of any other provision of this certificate of incorporation that is inconsistent with this Article Eleven, shall eliminate or reduce the effect of this Article Eleven with respect to any matter occurring, or any cause of action, suit or claim that but for this Article Eleven would accrue or arise prior to such amendment, repeal or adoption.

12. The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended or interpreted from time to time, indemnify all Directors, officers and employees whom it may indemnify pursuant thereto; and the Corporation may, to the full extent permitted thereby, indemnify agents of the Corporation or other persons.

13. The Board of Directors of the Corporation, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

14. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, in the manner now or hereafter provided by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, Paragraphs 7, 9, 10, 11 and 12 of the Corporation's Certificate or Incorporation may not be altered, amended or repealed unless two-thirds of the outstanding stock of each class entitled to vote thereon as a class, have been voted in favor of such action.

                               May 30, 1995



Omnicare, Inc.
2800 Chemed Center
255 East Fifth Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

     Reference is made to the offering by a certain stockholder (the "Stockholder") of Omnicare, Inc., a Delaware corporation (the "Company"), of up to an aggregate of 440,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 to be filed under the Securities Act of 1933 (the "Registration Statement"). The Shares are to be acquired by the Stockholder pursuant to an Acquisition Agreement dated May 15, 1995 between Omnicare and the Stockholder (the "Acquisition Agreement").

     As counsel for the Company, we have examined and are familiar with the Company's Restated Certificate of Incorporation and By-Laws, as amended, and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we consider appropriate to permit us to render an informed opinion, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Shares have been duly authorized and, when issued in accordance with the Acquisition Agreement, will be validly issued, fully paid and nonassessable.

     This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

Omnicare, Inc.
May 30, 1995
Page 2

     We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ Thompson, Hine and Flory

                                   THOMPSON, HINE AND FLORY

                                                             Exhibit 23(a)








                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 1, 1995 appearing on page 19 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
Cincinnati, Ohio
May 30, 1995